Exhibit 10.1

ASSIGNMENT AGREEMENT & GENERAL RELEASE

This ASSIGNMENT AGREEMENT (the “Agreement”), is effective as of this March 3, 2010 (the “Effective Date”) between C.U. Your Oil Rig Corp. (the “Assignor”) and Lux Energy Corp., a Nevada corporation (the “Assignee”).

In consideration of the mutual agreements contained herein, and for good and valuable consideration in the form of $11,274.00, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Assignment. Assignor hereby irrevocably assigns his rights, title and interest to .4689% percentage of the partnership known as YourOilRig General Partnership No. 3 Corp., whose assets consist of a 10% working interest in the oil and gas properties in Northern British Columbia known as the Drake and Woodrush Projects, to Assignor (the “Assigned Rights”), and the Assignee hereby accepts such assignment. Upon the execution and delivery of this Agreement by the Assignor, the Assignee shall, as of the date hereof, acquire the Assigned Rights and succeed to the rights, title and interest of Assignor thereunder.

2.

Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

3.

Successors. This Agreement shall be binding upon Assignor’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns.

4.

General Release.  Assignor does hereby absolutely discharge and release Assignee and its current and former employees, members, partners, stockholders, directors, officers, parents, subsidiaries, predecessors, affiliates, successors, assigns, agents and attorneys (collectively, the “Releasee”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against the Releasee that the Assignor and its current and former employees, members, partners, stockholders, directors, officers, parents, subsidiaries, predecessors, affiliates, successors, assigns, agents and attorneys ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Assigned Rights to Assignee hereunder.

5.

Counterparts. This Agreement may be signed in counterpart, each of may be an original or facsimile copy, and both with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment Agreement.

Assignor: C.U. Your Oil Rig Corp.

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By:

Assignee: Lux Energy Corp.

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By:

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